UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2008
STEWART & STEVENSON LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33836	20–3974034
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1000 Louisiana St., Suite 5900, Houston, TX	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 751-2700
None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))
     ☐ Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 7.01 Regulation FD Disclosure
Stewart & Stevenson LLC (“Stewart & Stevenson” or the “Company”) today is participating in the JPMorgan High Yield and Leverage Finance Conference. The conference will include a management presentation that will contain certain information regarding Stewart & Stevenson not previously made available to the public. Such information is set forth in Exhibit 99.1. The information is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.
Statements contained in Exhibit 99.1 to this report that state the Company’s or its management’s expectations or predictions are forward-looking statements. The Company’s actual results could materially differ from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the reports that the Company has filed with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits
     (c)  Exhibits.

Exhibit
No.	Description
99.1	Information from the Company’s presentation at the JPMorgan High Yield and Leverage Finance Conference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stewart & Stevenson LLC

Date: January 24, 2008
	By: Name:	/s/ Jeffery W. Merecka Jeffery W. Merecka
	Title:	Vice President, Chief Financial
Officer and Secretary